                                  EXHIBIT 99

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                              (Amendment No.  )*

                     Golden Isles Financial Holdings, Inc.
                     -------------------------------------
                               (Name of Issuer)

                                 Common Stock
                        ------------------------------
                        (Title of Class of Securities)



                                --------------
                                (CUSIP Number)

                               LEONARD W. GOLAN
                             FIELD GOLAN & SWIGER
                    21ST FLOOR, THREE FIRST NATIONAL PLAZA
                         CHICAGO, ILLINOIS 60602-4206
                                (312) 263-2300
               -------------------------------------------------
                 (Name, address and telephone number of person
               authorized to receive notices and communications)


                              January 11, 1996**
            -------------------------------------------------------
            (Date of event which requires filing of this statement)


     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box: [_]

     Check the following box if a fee is being paid with the statement. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.)

*    THIS IS AN INITIAL FILING, NOT AN AMENDMENT.

** ALTHOUGH THE FILING PERSON BECAME THE BENEFICIAL OWNER OF MORE THAN FIVE PERCENT OF THE COMMON STOCK OF THE ISSUER ON MARCH 31, 1995, THIS STATEMENT WAS NOT REQUIRED AT SUCH TIME BECAUSE THE ISSUER'S COMMON STOCK WAS NOT THEN REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934 (THE "1934 ACT"). THE ISSUER REGISTERED ITS COMMON STOCK UNDER 1934 ACT EFFECTIVE JANUARY 11, 1996. ACCORDINGLY, THIS STATEMENT BECAME DUE WITHIN TEN DAYS OF SUCH DATE.

CUSIP No.                             13D                     Page _ of _ Pages

--------------------------------------------------------------------------------
1   NAMES OF REPORTING PERSONS, S.S. OR                        LEONARD W. GOLAN
    I.R.S. IDENTIFICATION NO. OF ABOVE PERSONS

--------------------------------------------------------------------------------
2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                   (a) [ ]
    (SEE INSTRUCTIONS)                                                 (b) [ ]

--------------------------------------------------------------------------------
3   SEC USE ONLY

--------------------------------------------------------------------------------
4   SOURCE OF FUNDS                           PF

--------------------------------------------------------------------------------
5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS
    2(d) or 2(E)           [ ]


--------------------------------------------------------------------------------
6   CITIZENSHIP OR PLACE OF ORGANIZATION

         United States Citizen
--------------------------------------------------------------------------------
               7   SOLE VOTING POWER
                     246,784
  NUMBER OF
   SHARES      -----------------------------------------------------------------
BENEFICIALLY   8   SHARED VOTING POWER
   OWNED BY          0
    EACH
  REPORTING    -----------------------------------------------------------------
   PERSON      9   SOLE DISPOSITIVE POWER
    WITH             246,784

               -----------------------------------------------------------------
               10  SHARED DISPOSITIVE POWER
                     0

--------------------------------------------------------------------------------
11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
       246,784

--------------------------------------------------------------------------------
12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES   [ ]


--------------------------------------------------------------------------------
13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
       10.0%

--------------------------------------------------------------------------------
14   TYPE OF REPORTING PERSON
       IN

--------------------------------------------------------------------------------

                              (Page 2 of 6 Pages)

ITEM 1.   SECURITY AND ISSUER.
-------   --------------------

     This statement relates to the No Par Value Common Stock of Golden Isles Financial Holdings, Inc., a Georgia corporation ("GIFH"). The principal executive offices of GIFH are located at 200 Plantation Chase, St. Simons Island, Georgia 31522.

ITEM 2.   IDENTITY AND BACKGROUND.
-------   ------------------------

     (a) The name of the person filing this statement is Leonard W. Golan, in his capacity as trustee of each of the Leonard W. Golan Insurance Trust, dated January 23, 1968, the Carol P. Golan Insurance Trust dated November 7, 1977, and the Carol P. Golan QTIP Trust dated April 18, 1995 (the "Trustee").

     (b) The Trustee's business address is Field Golan & Swiger, 21st Floor, Three First National Plaza, Chicago, Illinois 60602-4206.

     (c) The Trustee is a lawyer and his present principal occupation is the practice of law. The name and address of the law firm with which the Trustee practices are: Field Golan & Swiger, 21st Floor, Three First National Plaza, Chicago, Illinois 60602-4206.

     (d) The Trustee has never been convicted in a criminal proceeding.

     (e) The Trustee has not, during the last five years, been a party to a civil proceeding as a result of which he was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or State Securities laws or finding any violation with respect to such laws.

     (f) The Trustee is a citizen of the United States of America.

ITEM 3.   SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.
-------   --------------------------------------------------

     The total cost of the shares of Common Stock in GIFH purchased by the Trustee was $802,048. [The Trustee's personal funds were the source of the funds utilized to purchase the Common Stock in GIFH?]

ITEM 4.   PURPOSE OF TRANSACTION.
-------   -----------------------

     The purpose of the acquisition by the Trustee of shares of Common stock of GIFH was to make a long term investment in GIFH. The Trustee does not have any plans or proposals which would result in:

     (a) The acquisition by any person of additional securities of GIFH, or the disposition of securities of GIFH;

     (b) An extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving GIFH or any of its subsidiaries;

                              (Page 3 of 6 Pages)

     (c) A sale or transfer of a material amount of assets of GIFH or of any of its subsidiaries;

     (d) Any change in the present board of directors or management of GIFH, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board;

     (e) Any material change in the present capitalization or dividend policy of GIFH;

     (f) Any other material change in the business or corporate structure of GIFH;

     (g) Changes in the charter or bylaws of GIFH or instruments corresponding thereto or other actions which may impede the acquisition of control of GIFH by any person;

     (h) Causing a class of securities of GIFH to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association;

     (i) A class of securities of GIFH becoming eligible for termination of registration pursuant to Section 12(g)(4) of the 1934 Act; or

     (j) Any action similar to any of those enumerated above.

ITEM 5.   INTEREST IN SECURITIES OF THE ISSUER.
-------   -------------------------------------

     (a) The aggregate number of shares of Common Stock of GIFH beneficially owned by the Trustee is 246,784. This includes the Trustee's right to acquire 123,342 shares of Common Stock of GIFH pursuant to outstanding warrants owned by the Trustee. The 246,784 shares of Common Stock of GIFH beneficially owned by the Trustee constitutes 10.0 percent of the issued and outstanding shares of Common Stock of GIFH;

     (b) The Trustee has sole power to vote, and sole power to dispose of, the shares described in paragraph (a) above;

     (c) There have not been any transactions by the Trustee with respect to the Common Stock of GIFH during the past 60 days;

     (d) No other person is known to have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, the shares of Common Stock of GIFH described in paragraph (a) above; and

     (e)  Not Applicable.

                              (Page 4 of 6 Pages)

Item 6.  CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS, OR RELATIONSHIPS WITH RESPECT
-------  ----------------------------------------------------------------------
         TO SECURITIES OF THE ISSUER.
         ----------------------------

     There are no contracts, arrangements, understandings or relationships (legal or otherwise) between the Trustee and any other person with respect to any securities of GIFH. The shares of Common Stock of GIFH beneficially owned by the Trustee have not been pledged and are not subject to any other contingency.

ITEM 7.   MATERIAL TO BE FILED AS EXHIBITS.
-------   ---------------------------------

          None






                             (Page 5 of 6 Pages)

SIGNATURE

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                       August 14, 1998
                                       ---------------
                                       (Date)

                                       /s/ Leonard W. Golan
                                       --------------------
                                       (Signature)

                                       Leonard W. Golan, Trustee
                                       -------------------------
                                       (Name/Title)






                              (Page 6 of 6 Pages)